EXHIBIT 99.1

Power Integrations Announces Second-Quarter Financial Results

   Net Revenues Grew 24 Percent Year-over-Year to a Record $53.6 Million

                 Non-GAAP Gross Margin Was 54.6 Percent

SAN JOSE, Calif., July 24, 2008 (PRIME NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended June 30, 2008. The company's net revenues for the quarter were $53.6 million, up 24 percent compared to $43.2 million in the second quarter of 2007, and up three percent sequentially compared to $51.8 million in the first quarter of 2008.

Gross margin under generally accepted accounting principles (GAAP) was 53.7 percent. GAAP net income was $7.6 million, or $0.23 per diluted share, compared to $6.8 million or $0.22 per diluted share in the year-ago quarter and $7.2 million or $0.22 per diluted share in the first quarter of 2008.

On a non-GAAP basis, second-quarter gross margin was 54.6 percent. Net income on a non-GAAP basis was $10.7 million, or $0.33 per diluted share. This compares to non-GAAP net income of $9.2 million or $0.30 per share in the year-ago quarter, and $10.6 million or $0.33 per share in the first quarter of 2008. Non-GAAP financial measures exclude stock-based compensation expenses and the related tax effects

The company ended the quarter with $237.9 million in cash and investments, an increase of $24.4 million during the quarter. Cash flow from operations totaled $15.6 million for the quarter. The company repurchased 108,900 shares of its stock during the quarter for a total of $3.4 million in cash. As of June 30, the company had used approximately $9 million of the $50 million share-repurchase authorization approved by its board of directors in February 2008.

"Second-quarter revenues were well within our guidance, and up 24 percent from a year ago, reflecting substantial market-share gains," said Balu Balakrishnan, president and CEO of Power Integrations. "Tighter energy-efficiency standards, higher raw-material prices and rising labor costs are tilting the economics of the power supply market in favor of more highly integrated designs, and we are clearly leading the way. Each of our core AC-DC product lines has been upgraded with significantly higher levels of integration and performance over the past two years, and we are on track to expand our addressable market with a series of new products targeting high-power applications.

"Regarding the near-term outlook, it appears that macroeconomic factors are weighing on end-market demand, as bookings slowed in the latter part of the quarter and have not reaccelerated thus far in July," continued Balakrishnan. "The uncertain economic environment makes it difficult to predict the strength of the seasonal ramp, leading us to be cautious in our revenue outlook for the third quarter."

Revenue mix by end market for the second quarter was 30 percent consumer, 26 percent communications, 23 percent computer, 15 percent industrial and 6 percent other. By product family, revenue mix was 45 percent TinySwitch(r), 26 percent TOPSwitch, 27 percent LinkSwitch and 2 percent DPA-Switch(r).

Additional Highlights

 -- In May, Power Integrations introduced LinkSwitch-II, the next generation of its LinkSwitch family of ICs for low-power
    applications. LinkSwitch-II utilizes highly accurate primary-side regulation (PSR) technology to enable constant-current (CC) and constant-voltage (CV) applications without the use of secondary-
    side feedback circuitry. This dramatically simplifies the design of CC/CV power supplies, reduces bill-of-materials and
    manufacturing costs, and improves energy-efficiency performance.

 -- Earlier this month, Power Integrations expanded its TOPSwitch-HX product family with a new package that enables slim, lightweight power supplies for notebook computers and other applications in which a slender form factor is a key design criterion. Along with its introduction of the new L-bend version of its e-SIP package, which stands just 2 millimeters above the printed circuit board, the company introduced a reference design for a 65 W notebook adapter barely larger than a deck of playing cards.

 -- On June 27, Power Integrations stock was added to the Russell
    3000(r) broad-market index, as well as the small-cap Russell 2000
    (r) index.

 -- Power Integrations received 13 U.S. patents and 13 foreign patents in the second quarter. The company had a total of 227 U.S. patents and 103 foreign patents as of June 30, 2008.

Third-Quarter Outlook

The company expects its revenues for the third quarter of 2008 to be in the range of $55 million to $60 million. GAAP gross margin is expected to be 53 percent plus or minus half a percentage point, including an impact of approximately one percentage point from stock-based compensation. Third-quarter GAAP operating expenses are expected to be similar to second-quarter levels, with approximately $3.5 million of stock-based compensation expenses and $1 million of expenses related to patent litigation.

Conference Call at 1:45 pm Pacific Time

Power Integrations management will hold a conference call for members of the investment community today at 1:45 pm Pacific time. Members of the investment community may access the call by dialing 877-419-6597 from within the United States, or 719-325-4900 from outside the U.S. A telephonic replay will be available for 48 hours following the conclusion of the call by dialing 888-203-1112 (U.S.) or 719-457-0820 (outside the U.S.) The replay access code is 4025946. The call will also be available via a live and archived webcast on the "investor info" section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company's breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. The company's EcoSmart(r) energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $2.9 billion on their electricity bills since its introduction in 1998. Reflecting the environmental benefits of EcoSmart technology, the company's stock is included in clean-tech stock indices sponsored by Nasdaq (Nasdaq: CLEN; Nasdaq: CLES) and the American Stock Exchange (AMEX: CTIUS). For more information, visit the company's website at www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under Statement of Financial Accounting Standards No. 123R, "Share-based Payment," which requires the recognition of expenses relating to share-based payments such as stock options. Also excluded from non-GAAP financial results in one prior period were certain acquisition-related expenses, such as charges reflecting the write-off of purchased in-process research and development. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including other companies in Power Integrations' industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected third-quarter financial performance and its expectation of continuing market-share gains are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statements. These risks and uncertainties include, but are not limited to: changes and shifts in customer demand away from products that utilize the company's integrated circuits to products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2008, and in the company's most recent quarterly report on Form 10-Q, filed on May 9, 2008. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                  POWER INTEGRATIONS, INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS
        (in thousands, except per-share amounts)

                             Three Months Ended      Six Months Ended
                         June 30,  Mar 31, June 30,      June 30,
                           2008     2008     2007     2008     2007
                         -------  -------  -------  --------  --------
 NET REVENUES            $53,635  $51,840  $43,240  $105,475  $ 88,557

 COST OF REVENUES         24,829   23,718   19,288    48,547    39,488
                         -------  -------  -------  --------  --------

 GROSS PROFIT             28,806   28,122   23,952    56,928    49,069
                         -------  -------  -------  --------  --------
 OPERATING EXPENSES:
 Research and development  7,979    7,752    5,916    15,731    11,810
 Sales and marketing       7,852    7,419    6,171    15,271    12,512
 General and
  administrative           5,950    5,688    5,546    11,638    11,928
                         -------  -------  -------  --------  --------
   Total operating
    expenses              21,781   20,859   17,633    42,640    36,250
                         -------  -------  -------  --------  --------

 INCOME FROM OPERATIONS    7,025    7,263    6,319    14,288    12,819

 OTHER INCOME, net         2,265    2,012    2,364     4,277     4,029

 INCOME BEFORE PROVISION
  FOR INCOME TAXES         9,290    9,275    8,683    18,565    16,848

 PROVISION FOR INCOME
  TAXES                    1,679    2,066    1,906     3,745     3,565
                         -------  -------  -------  --------  --------
 NET INCOME              $ 7,611  $ 7,209  $ 6,777  $ 14,820  $ 13,283
                         =======  =======  =======  ========  ========
 EARNINGS PER SHARE:
     Basic               $  0.25  $  0.24  $  0.24  $   0.49  $   0.46
                         =======  =======  =======  ========  ========
     Diluted             $  0.23  $  0.22  $  0.22  $   0.46  $   0.43
                         =======  =======  =======  ========  ========

 SHARES USED IN PER-
  SHARE CALCULATION:
     Basic                30,529   30,222   28,674    30,375    28,667
     Diluted              32,762   32,090   30,942    32,526    30,823

 SUPPLEMENTAL INFORMATION:

 Stock-based compensation
  expenses included in:
   Cost of revenues      $   467  $   424  $   280  $    891  $    612
   Research and
    development            1,146    1,479      642     2,625     1,561
   Sales and marketing     1,305    1,338      851     2,643     1,864
   General and
    administrative           989      883      730     1,872     1,501
                         -------  -------  -------  --------  --------
     Total stock-based
      compensation
      expense            $ 3,907  $ 4,124  $ 2,503  $  8,031  $  5,538
                         =======  =======  =======  ========  ========
 Operating expenses
  include the following:
   Patent-litigation
    expenses             $   633  $ 1,035  $   559  $  1,668  $  1,109
                         =======  =======  =======  ========  ========

 REVENUE MIX BY PRODUCT
  FAMILY
     TOPSwitch                26%      25%      32%       25%       30%
     TinySwitch               45%      44%      53%       45%       56%
     LinkSwitch               27%      29%      13%       28%       12%
     DPA-Switch                2%       2%       2%        2%        2%

 REVENUE MIX BY END MARKET
     Communications           26%      30%      26%       28%       28%
     Computer                 23%      18%      20%       20%       19%
     Consumer                 30%      31%      30%       31%       31%
     Industrial               15%      15%      17%       15%       15%
     Other                     6%       6%       7%        6%        7%

                       POWER INTEGRATIONS, INC.
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
               (in thousands, except per-share amounts)

                             Three Months Ended      Six Months Ended
                         June 30,  Mar 31, June 30,      June 30,
                           2008     2008     2007     2008     2007
                         -------  -------  -------  --------  --------

 RECONCILIATION OF GROSS
  PROFIT MARGIN
   GAAP gross profit     $28,806  $28,122  $23,952  $ 56,928  $ 49,069
    GAAP gross profit
     margin                 53.7%    54.2%    55.4%     54.0%     55.4%

   Stock-based compensation
    expense included in
    cost of revenues         467      424      280       891       612
                         -------  -------  -------  ------------------
   Non-GAAP gross profit
    excluding stock-based
    compensation          29,273   28,546   24,232    57,819    49,681
                         -------  -------  -------  ------------------
   Non-GAAP gross profit
    margin                  54.6%    55.1%    56.0%     54.8%     56.1%

 RECONCILIATION OF
  OPERATING MARGIN
   GAAP income from
    operations           $ 7,025  $ 7,263  $ 6,319  $ 14,288  $ 12,819
     GAAP operating
      margin                13.1%    14.0%    14.6%     13.5%     14.5%

   Stock-based compensation
    expense included in
    cost of revenues and
    operating expenses:

     Cost of revenues        467      424      280       891       612
     Research and
      development          1,146    1,479      642     2,625     1,561
     Sales and marketing   1,305    1,338      851     2,643     1,864
     General and
      administrative         989      883      730     1,872     1,501
                         -------  -------  -------  ------------------
       Total               3,907    4,124    2,503     8,031     5,538
                         -------  -------  -------  ------------------

   Non-GAAP income from
    operations excluding
    stock-based
    compensation          10,932   11,387    8,822    22,319    18,357
                         -------  -------  -------  ------------------
     Non-GAAP operating
      margin                20.4%    22.0%    20.4%     21.2%     20.7%

 RECONCILIATION OF NET IN-
  COME PER SHARE (DILUTED)
   GAAP net income       $ 7,611  $ 7,209  $ 6,777  $ 14,820  $ 13,283

   Adjustments to GAAP net
    income
     Total stock-based
      compensation         3,907    4,124    2,503     8,031     5,538
     Difference between
      GAAP and non-GAAP
      provision for income
      taxes                 (829)    (752)     (94)   (1,581)     (531)

   Non-GAAP net income   $10,689  $10,581  $ 9,186  $ 21,270  $ 18,290
                         -------  -------  -------  ------------------
   Average shares out-
    standing for calcula-
    tion of non-GAAP income
     per share (diluted)  32,762   32,090   30,942    32,526    30,823
                         -------  -------  -------  ------------------
   Non-GAAP income per
    share excluding stock-
    based compensation
    (diluted)            $  0.33  $  0.33  $  0.30  $   0.65  $   0.59
                         =======  =======  =======  ==================

 Note on use of non-GAAP financial measures:

 Effective January 1, 2006, Power Integrations adopted SFAS 123R, which requires the company to recognize compensation expenses relating to stock-based payments. In addition to the company's consolidated financial statements, which are prepared according to
 GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, and the related tax effects. Also excluded from non-GAAP measures are certain acquisition-related expenses, such as charges for the write-off of purchased in-process research and development. The company uses these non-GAAP measures in its own financial and operational
 decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes.
 Further, the company believes that these these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

                     POWER INTEGRATIONS, INC.
                   CONSOLIDATED BALANCE SHEETS
                          (in thousands)
                                              June 30,   December 31,
                                                2008         2007
                                              --------     --------
 ASSETS
  CURRENT ASSETS:
   Cash and cash equivalents                  $237,505     $118,353
   Restricted cash                                 350        1,300
   Short-term investments                            5       85,821
   Accounts receivable                          18,061       14,221
   Inventories                                  23,582       19,696
   Deferred tax assets                           1,261        1,259
   Prepaid expenses and other current assets     5,856        2,957
                                              --------     --------
    Total current assets                       286,620      243,607
                                              --------     --------

  NOTE RECEIVABLE                               10,000       10,000
  PROPERTY AND EQUIPMENT, net                   56,842       56,740
  INTANGIBLE ASSETS, NET                         6,216        6,731
  GOODWILL                                       1,824        1,824
  DEFERRED TAX ASSETS                           14,370       15,544
  OTHER ASSETS                                     108          653
                                              --------     --------
    Total assets                              $375,980     $335,099
                                              ========     ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
   Accounts payable                           $ 14,876     $ 10,792
   Accrued payroll and related expenses          9,093        9,212
   Income taxes payable                            272          852
   Deferred income on sales to distributors      6,972        5,226
   Accrued professional & other fees             2,460        1,844
   Other accrued liabilities                       164          641
                                              --------     --------
    Total current liabilities                   33,837       28,567
                                              --------     --------
 LONG-TERM LIABILITIES
  Income taxes payable                          17,875       16,893
  Deferred income taxes                            149          149
                                              --------     --------

    Total liabilities                           51,861       45,609
                                              --------     --------
 STOCKHOLDERS' EQUITY:
  Common stock                                      31           30
  Additional paid-in capital                   196,045      176,282
  Cumulative translation adjustment                130           85
  Retained earnings                            127,913      113,093
                                              --------     --------
     Total stockholders' equity                324,119      289,490
                                              --------     --------
     Total liabilities stockholders' equity   $375,980     $335,099
                                              ========     ========

CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com